Exhibit 10.1

JOINDER AND SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS JOINDER AND SIXTH AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of October 5, 2021, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), and XERIS PHARMACEUTICALS, INC., a Delaware corporation (“Existing Borrower”) XERIS BIOPHARMA HOLDINGS, INC. a Delaware corporation (“Holdings”), STRONGBRIDGE U.S. INC., a Delaware corporation (“Strongbridge” and together with Holdings, each a “New Borrower” and collectively, “New Borrowers”, and together with Existing Borrower, individually and collectively, jointly and severally, “Borrower”), each with offices located at 180 North LaSalle Street, Suite 1600, Chicago, IL 60601.

A. WHEREAS, Collateral Agent, Borrower and Lenders have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 10, 2019 (as amended, supplemented or otherwise modified from time to time, including by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of April 21, 2020, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of June 30, 2020, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of August 5, 2020, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of October 23, 2020, that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of May 3, 2021 and that certain Consent under Loan and Security Agreement dated as of May 24, 2021, collectively, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and

B. WHEREAS, Borrower has requested that Collateral Agent and Lenders (i) add the New Borrowers as Borrowers and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein; and

C. WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Joinder.

2.1 New Borrower. Each New Borrower hereby is added as a “Borrower” under the Loan Agreement. All references in the Agreement to “Borrower” shall hereafter mean and include the Existing Borrower and each New Borrower individually and collectively, jointly and severally; and each New Borrower shall hereafter have all rights, duties and obligations of “Borrower” thereunder.

2.2 Joinder to Loan Agreement. Each New Borrower hereby joins the Loan Agreement and each of the Loan Documents (other than the Warrants), and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and Loan Documents (other than the Warrants), as if it were originally named a “Borrower” therein. Without limiting the generality of the preceding sentence, each New Borrower agrees that it will be jointly and severally liable, together with Existing Borrower, for the payment and performance of all obligations and liabilities of Borrower under the Loan Agreement, including, without limitation, the Obligations. Each Borrower may, acting singly, request Credit Extensions pursuant to the Loan Agreement. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions pursuant to the Loan Agreement. Each Borrower hereunder shall be obligated to repay all outstanding Credit Extensions made pursuant to the Loan Agreement when due, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.

2.3 Grant of Security Interest. Each New Borrower hereby grants Collateral Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Each New Borrower represents, warrants, and covenants that, upon the filing of financing statements and other similar statements filed in the appropriate offices by Collateral Agent, the security interest granted herein shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that are permitted by the terms of this Agreement to have priority to Collateral Agent’s Lien. Each New Borrower hereby authorizes Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral, without notice to New Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Agreement, by New Borrower, or any other Person, shall be deemed to violate the rights of Collateral Agent under the Code.

2.4 Representations and Warranties. Each New Borrower hereby represents and warrants to Collateral Agent and each Lender that all representations and warranties in the Loan Documents made on the part of Existing Borrower are true and correct in all material respects on the date hereof with respect to Existing Borrower (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) and New Borrower, with the same force and effect as if New Borrower were named as “Borrower” in the Loan Documents in addition to Existing Borrower.

3. Amendments to Loan Agreement.

3.1 New Section 6.15 (Post-Merger Consolidated Cash). New Section 6.15 is hereby added to the Loan Agreement to read as follows:

“6.15 Post-Merger Consolidated Cash. On the day after the merger contemplated by, and consummated pursuant to, the Transaction Documents (as defined in the Consent Agreement) is consummated, Strongbridge PLC and its Subsidiaries shall maintain net cash (net of all merger-related expenses and the repayment of the Indebtedness for borrowed money of Strongbridge PLC and its Subsidiaries) in an amount greater than Zero Dollars ($0.00).”

3.2 New Section 6.16 (Post-Merger Deliverables). New Section 6.16 is hereby added to the Loan Agreement to read as follows:

“6.16 Post-Merger Deliverables.

(a) No later than the date which is ninety (90) days after the Sixth Amendment Effective Date, Borrower shall have delivered to Collateral Agent and the Lenders, in form and substance reasonably satisfactory to Collateral Agent and Lenders, the Irish Loan Documents, the Swedish Guaranty and the Swedish Security Documents; and

(b) No later than fifteen (15) days after the Sixth Amendment Effective Date, Borrower shall have delivered to Collateral Agent and the Lenders, in form and substance reasonably satisfactory to Collateral Agent and Lenders, (i) the certificate(s) for the Shares, together with Assignment(s) Separate from Certificate, duly executed in blank and (ii) those certain Amended and Restated Warrants to Purchase Stock, along with any necessary resolutions of Holdings authorizing the issuance of the same, in each case issued by Holdings in favor of each Lender or such Lender’s Affiliates.”

3.3 Section 7.1 (Dispositions). Section 7.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn out or obsolete Equipment or other Equipment which is being replaced by Equipment of reasonably equivalent or better value or usefulness; (c) the Borrower and its Subsidiaries may effect the transactions required by the Restructuring, including without limitation that (1) Xeris Sweden may convey, sell, contribute or otherwise transfer to Holdings, 100% of its equity interests in Strongbridge, and Holdings may in turn, convey, sell, contribute or otherwise transfer 100% of its then equity interests in Strongbridge to Xeris and (2) Xeris may convey, sell, contribute or otherwise transfer 100% of its equity interests in Xeris Pharmaceuticals Ireland Limited to Strongbridge Dublin, and (d) in connection with Permitted Liens, Permitted Investments and Permitted Licenses. Notwithstanding the foregoing, and for the avoidance of doubt, this Section 7.1 shall not prohibit (i) the conversion by holders of any Permitted Convertible Indebtedness in accordance with the terms of the indenture governing such Permitted Convertible Indebtedness or the Borrower’s delivery of the conversion consideration in connection therewith or the delivery of common stock of the Borrower, and cash in lieu of fractional shares of the Borrower’s common stock in exchange for, or to induce conversions of, Permitted Convertible Indebtedness; provided that the conversion consideration (or exchange or inducement consideration) paid to such holders is limited to (A) shares of common stock of the Borrower, (B) cash in lieu of fractional shares of common stock of the Borrower (provided further that the amount of cash in lieu of fractional shares of common stock of the Borrower paid to holders of Permitted Convertible Indebtedness in connection with the conversion or exchange thereof, or the inducement to convert Permitted Convertible Indebtedness, shall not exceed Twenty-Five Thousand Dollars ($25,000.00) in the aggregate in any fiscal year of the Borrower), and (C) in the limited case of exchange or inducement consideration only, cash of up to Five Hundred Thousand Dollars ($500,000.00) in the aggregate for all exchange or inducement consideration paid after the Second Amendment Effective Date, or (ii) the making of any interest payments with respect to any Permitted Convertible Indebtedness to the extent permitted pursuant to clause (v) of the definition thereof.”

3.4 Section 7.2 (Changes in Business, Management, Ownership, or Business Locations). Section 7.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“7.2 Changes in Business, Management, Ownership or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by Borrower as of the Effective Date or reasonably related thereto; (b) liquidate or dissolve; except for Xeris Sweden so long as all or substantially all assets of Xeris Sweden are transferred to Borrower or a Guarantor; or (c) (i) any Key Person shall cease to be actively engaged in the management of Borrower unless written notice thereof is provided to Collateral Agent within five (5) Business Days of such change, or (ii) enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than forty nine percent (49%) of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering, a private placement of public equity or to venture capital investors so long as Borrower identifies to Collateral Agent the venture capital investors prior to the closing of the transaction). Borrower shall not, without at least thirty (30) days’ prior written notice to Collateral Agent: (A) add any new offices or business locations, including warehouses (unless such new offices or business locations (i) contain less than Five Hundred Thousand Dollars ($500,000.00) in assets or property of Borrower or any of its Subsidiaries and (ii)

are not Borrower’s or its Subsidiaries’ chief executive office); (B) change its jurisdiction of organization, (C) change its organizational structure or type; provided, however, that Strongbridge plc may convert into a limited liability company as described in the Restructuring, (D) change its legal name, or (E) change any organizational number (if any) assigned by its jurisdiction of organization.”

3.5 Section 7.3 (Mergers or Acquisitions). Section 7.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person; provided, however, nothing herein shall prohibit Borrower from effecting such a transaction to the extent it (i) qualifies as a “Permitted Acquisition”, (ii) is pursuant to the Transaction Documents (as defined in the Consent Agreement); and provided, further, that Xeris Pharmaceuticals Ireland Limited may be merged with and into Strongbridge Dublin. A Subsidiary may merge or consolidate into another Subsidiary (provided such surviving Subsidiary is a “co-Borrower” hereunder or has provided a secured Guaranty of Borrower’s Obligations hereunder) or with (or into) Borrower provided Borrower is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom. Without limiting the foregoing, Borrower shall not, without Collateral Agent’s prior written consent, enter into any binding contractual arrangement with any Person to attempt to facilitate a merger or acquisition of Borrower, unless (i) no Event of Default exists when such agreement is entered into by Borrower, (ii) such agreement does not give such Person the right to claim any fees, payments or damages from Borrower in excess of Five Hundred Thousand Dollars ($500,000.00), and (iii) Borrower notifies Collateral Agent in advance of entering into such an agreement.”

3.6 Section 7.8 (Transactions with Affiliates). Section 7.12 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower or any of its Subsidiaries, except for (a) transactions that are in the ordinary course of Borrower’s or such Subsidiary’s business, upon fair and reasonable terms that are no less favorable to Borrower or such Subsidiary than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) Subordinated Debt or equity investments by Borrower’s investors in Borrower or its Subsidiaries, (c) intercompany loans made by Borrower to Xeris Pharmaceuticals Australia Pty Ltd. and Xeris Pharmaceuticals Ireland Limited described in clause (h) of the definition of Permitted Indebtedness, and (d) intercompany loans made by Borrower or any Subsidiary of Borrower to any other Borrower or any other Subsidiary of Borrower which is a “co-Borrower” hereunder or a Guarantor.”

3.7 Section 7.12 (Subsidiary Assets). Section 7.12 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“7.12 Subsidiary Assets. (a) Permit the aggregate amount of cash and value of assets held or maintained by (i) Xeris Pharmaceuticals Australia Pty Ltd. to exceed Four Million Five Hundred Thousand Dollars ($4,500,000.00) at any time, (ii) Xeris Pharmaceuticals Ireland Limited to exceed One Hundred Thousand Dollars ($100,000.00) at any time and (iii) Xeris Sweden to exceed One Hundred Thousand Dollars ($100,000.00) at any time, or (b) permit either Xeris Pharmaceuticals Australia Pty Ltd., Xeris Sweden or Xeris Pharmaceuticals Ireland Limited to own, license, develop or otherwise hold any Intellectual Property.”

3.8 Section 8.2 (Covenant Default). Section 8.2(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(a) Borrower or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Operating Accounts), 6.7 (Protection of Intellectual Property Rights), 6.9 (Notice of Litigation and Default), 6.10 (Minimum Cash), 6.11 (Landlord Waivers; Bailee Waivers), 6.12 (Creation/Acquisition of Subsidiaries), 6.13 (Further Assurances), 6.14 (SBA PPP Loan), 6.15 (Post-Merger Consolidated Cash) or 6.16 (Post-Merger Deliverables) or Borrower violates any covenant in Section 7; or”

3.9 Section 8.13 (Delisting). Section 8.13 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“8.13 Delisting. The shares of common stock of Holdings are delisted from NASDAQ Global Select Market because of failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such shares not being listed on any other nationally recognized stock exchange in the United States having listing standards at least as restrictive as the NASDAQ Global Select Market.”

3.10 Section 12.14 (Borrower Liability). New Section 12.14 is hereby added to the Loan Agreement to read as follows:

“12.14 Borrower Liability. Any Borrower may, acting singly, request Credit Extensions hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Collateral Agent or any Lender to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Agent and or any Lender may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Agent and the Lenders under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Collateral Agent and the Lenders and such payment shall be promptly delivered to Collateral Agent for application to the Obligations, whether matured or unmatured.”

3.11 Section 13.1 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety, as applicable, to Section 13.1 of the Loan Agreement as follows:

“Consent Agreement” means that certain Consent under the Loan Agreement entered into as of May 24, 2021 by and among Collateral Agent and the Lenders, and Xeris.

“Holdings” means Xeris Biopharma Holdings, Inc., a Delaware corporation and parent of Xeris.

“Insolvency Proceedings” is any proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including for its liquidation, examinership, assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganisation, arrangements, or other relief.

“IP Agreement” means, collectively, (i) that certain Intellectual Property Security Agreement entered into by and between Xeris and Collateral Agent dated as of the Effective Date, as such may be amended from time to time, (ii) that certain Intellectual Property Security Agreement entered into by and between Holdings and Collateral Agent dated as of the Sixth Amendment Effective Date, as such may be amended from time to time and (iii) that certain Intellectual Property Security Agreement entered into by and between Strongbridge and Collateral Agent dated as of the Sixth Amendment Effective Date, as such may be amended from time to time.

“Irish Loan Documents” means:

(a) an Irish law guaranty to be provided by each of Strongbridge PLC and Strongbridge Dublin in favour of the Collateral Agent guaranteeing the Obligations of the Borrowers under the Loan Agreement (the “Irish Guaranty”);

(b) an Irish law Debenture to be provided by each of Strongbridge PLC and Strongbridge Dublin in favour of the Collateral Agent granting first fixed and floating security over all assets of both Strongbridge PLC and Strongbridge Dublin (the “Irish Debenture”);

(c) an Irish law Share Charge to be provided by Holdings in favour of the Collateral Agent over all the Shares held by Holdings in Strongbridge PLC (the “Irish Share Charge”);

(d) evidence in a format acceptable to the Collateral Agent that the granting of the Irish Guaranty and the Irish Debenture (together the “Irish Security Documents”) do not constitute the giving of financial assistance for the purposes of Section 82 of the Companies Act 2014 (“Section 82”) or, if it does that Section 82 has been complied with in full;

(e) a corporate certificate addressed to the Collateral Agent and William Fry LLP, Solicitors annexing:

(i) a copy of the certificate of incorporation and constitutional documents of each of Strongbridge PLC and Strongbridge Dublin;

(ii) a copy of the board resolution of each of Strongbridge PLC and Strongbridge Dublin approving, inter alia, the Irish Guaranty and the Irish Debenture;

(f) originals of each of the share deliverables referred to in the Irish Share Charge and the Irish Debenture;

(g) completed registration forms relating to the security granted over any Intellectual Property referred to in the Irish Debenture;

(h) a due incorporation and corporate capacity legal opinion from A&L Goodbody LLP, Strongbridge PLC’s and Strongbridge Dublin’s counsel, in favour of the Collateral Agent;

(i) a legal validity and enforceability opinion from William Fry LLP, Solicitors in relation to Strongbridge PLC and Strongbridge Dublin;

(j) a Control Agreement or other appropriate instrument under applicable law provided by each of Strongbridge PLC and Strongbridge Dublin and the relevant Account Bank, to the extent required pursuant to the Irish Debenture;

where each of the items at (a) to (j) inclusive above shall be in a format acceptable to the Collateral Agent.

“Key Person” is each of Borrower’s (i) Chief Executive Officer, who is Paul Edick as of the Effective Date, (ii) Chief Financial Officer, who is Steven Pieper as of the Sixth Amendment Effective Date, and (iii) Chief Scientific Officer, who is Steve Prestrelski as of the Effective Date.

“Lender’s Expenses” means all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Collateral Agent and/or the Lenders and/or any Receiver in connection with the Loan Documents.

“Loan Documents” are, collectively, this Agreement, the Warrants, the Perfection Certificates, the Irish Loan Documents, the Swedish Guaranty, the Swedish Security Documents, each Compliance Certificate, each Disbursement Letter, each Loan Payment/Advance Request Form and any Bank Services Agreement, the IP Agreement, any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement; all as amended, restated, or otherwise modified.

“Operating Documents” are for any Person, such Person’s formation documents, as certified by the Secretary for State (or equivalent agency, if normally provided) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and (a) if such Person is a corporation, its constitution or by laws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Receiver” means any receiver or any receiver and manager appointed under any of the Irish Documents.

“Restructuring” means the internal reorganization as described in Annex I to this Agreement.

“Revenue Milestone A” means Borrower’s delivery to Collateral Agent and the Lenders, after the Fifth Amendment Effective Date but prior to December 15, 2021, of evidence, in form and content acceptable to Collateral Agent and the Lenders, that Holdings and its Subsidiaries have achieved consolidated revenue, measured in accordance with GAAP on a trailing six (6) month basis as of the last day of any fiscal month, from (a) commercial product sales and royalties from commercial product sales (excluding, however, any upfront or milestone payments from licensing agreements), of not less than Nineteen Million Two Hundred Thousand Dollars ($19,200,000.00) and (b) Gvoke® and Ogluo® of not less than Seventeen Million Two Hundred Eighty Thousand Dollars ($17,280,000).

“Revenue Milestone B” means Borrower’s delivery to Collateral Agent and the Lenders, after the Fifth Amendment Effective Date but prior to June 15, 2022, of evidence, in form and content acceptable to Collateral Agent and the Lenders, that Holdings and its Subsidiaries have achieved consolidated revenue, measured in accordance with GAAP on a trailing six (6) month basis as of the last day of any fiscal month, from (a) commercial product sales and royalties from commercial product sales (excluding, however, any upfront or milestone payments from licensing agreements), of not less than Twenty-Three Million One Hundred Thousand Dollars ($23,100,000.00) and (b) Gvoke® and Ogluo® of not less than Fifteen Million Five Hundred Fifty-Two Thousand Dollars ($15,552,000).

“Revenue Milestone C” means Borrower’s delivery to Collateral Agent and the Lenders, after the Fifth Amendment Effective Date but prior to September 15, 2022, of evidence, in form and content acceptable to Collateral Agent and the Lenders, that Holdings and its Subsidiaries have achieved consolidated revenue, measured in accordance with GAAP on a trailing six (6) month basis as of the last day of any fiscal month, from (a) commercial product sales and royalties from commercial product sales (excluding, however, any upfront or milestone payments from licensing agreements), of not less than Twenty-Six Million Six Hundred Thousand Dollars ($26,600,000.00) and (b) Gvoke® and Ogluo® of not less than Fifteen Million Five Hundred Fifty-Two Thousand Dollars ($15,552,000).

“Sixth Amendment Effective Date” is October 5, 2021.

“Strongbridge” Strongbridge U.S. Inc. a Delaware corporation and wholly-owned Subsidiary of Xeris.

“Strongbridge Dublin” means Strongbridge Dublin Limited., a company incorporated in Ireland with registered number 63759and wholly-owned Subsidiary of Strongbridge plc.

“Strongbridge PLC” means Strongbridge Biopharma plc, a company organized under the laws of the Republic of Ireland with registered number 562659 and wholly-owned Subsidiary of Holdings.

“Swedish Guaranty” is that certain guarantee agreement provided by the Xeris Sweden in favour of Bank, as may be amended, restated, amended and restated, or modified from time to time.

“Swedish Security Documents” is, collectively, any account pledge agreement, Share Pledge Agreement, and any other document, instrument or agreement in which Xeris Sweden grant a Lien to Collateral Agent, for the ratable benefit of the Lenders.

“Swedish Share Pledge Agreement” is that certain Share Pledge Agreement providing a pledge of all the equity interest of Xeris Sweden to Collateral Agent, for the ratable benefit of the Lenders, as may be amended, modified or restated from time to time.

“Warrants” are those certain Amended and Restated Warrants to Purchase Stock delivered in accordance with Section 6.16 hereof, in each case issued by Holdings in favor of each Lender or such Lender’s Affiliates.

“Xeris” meansXeris Pharmaceuticals, Inc., a Delaware corporation and wholly-owned Subsidiary of Holdings.

“Xeris Sweden” means Cortendo AB, a private limited liability company, organized under the laws of Sweden and wholly-owned Subsidiary of Strongbridge PLC.

3.12 Section 13.1 (Definitions). The defined term “Permitted Investments” in Section 13.1 of the Loan Agreement hereby is amended by replacing the “; and” at the end of clause (k) with “;”, replacing the period at the end of clause (l) with “;” and adding new clauses (m) and (n), as follows:

“(m) Investments made pursuant to the Transaction Documents (as defined in the Consent Agreement) in order to consummate the merger contemplated thereunder; and

(n) the Investment in Xeris Sweden made pursuant to the Restructuring in order to consummate the sale of Strongbridge to Holdings.”

3.13 Section 13.1 (Definitions). The defined term “Permitted Indebtedness” in Section 13.1 of the Loan Agreement hereby is amended by replacing the “; and” at the end of clause (k) with “;”, replacing the period at the end of clause (l) with “;” and adding new clauses (m) and (n), as follows:

“(m) Indebtedness, to the extent permitted under clause (l) of the definition of Permitted Investments; and

(n) Indebtedness owing from Holdings to Xeris Sweden pursuant to a note in an original principal amount equal to Seventy Million Dollars ($70,000,000).”

3.14 General. Each reference to the phrase “[n]either Borrower” in the Loan Agreement hereby is replaced with “[n]o Borrower.”

4. Limitation of Joinder and Amendment.

4.1 The joinder and amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

5. REPRESENTATIONS AND WARRANTIES. Existing Borrower and each New Borrower hereby, jointly and severally, represent and warrant to Collateral Agent and Lenders as follows:

5.1 Immediately prior to and after giving effect to this Amendment, (a) the representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Existing Borrower and each New Borrower have the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Existing Borrower and each New Borrower delivered to Collateral Agent, and updated pursuant to subsequent deliveries by the Existing Borrower to the Collateral Agent, if applicable, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Existing Borrower and each New Borrower of this Amendment and the performance by Existing Borrower and each New Borrower of their respective obligations under the Loan Agreement, as amended by this Amendment, do not and will not (i) contravene any material Requirement of Law applicable thereto, (ii) contravene any order, judgment or decree of any Governmental Authority binding on Existing Borrower or any New Borrower, (iii) contravene the organizational documents of Existing Borrower or any New Borrower, or (iv) constitute an event of default under any material agreement by which Existing Borrower or any New Borrower or any of their respective Subsidiaries, or their respective Collateral, is bound;

5.5 The execution and delivery by Existing Borrower and each New Borrower of this Amendment and the performance by Existing Borrower and each New Borrower of their respective obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority binding on Existing Borrower or any New Borrower;

5.6 This Amendment has been duly executed and delivered by Existing Borrower and each New Borrower and is the binding obligation of Existing Borrower and New Borrower, enforceable against Existing Borrower and each New Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

5.7 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6. Release.

6.1 FOR GOOD AND VALUABLE CONSIDERATION, Existing Borrower and each New Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).

6.2 In furtherance of this release, Existing Borrower and each New Borrower expressly acknowledges and waives the provisions of the following and any similar provision under the laws of any state:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

6.3 By entering into this release, Existing Borrower and each New Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in relation to the Released Claims; accordingly, if Existing Borrower or any New Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Existing Borrower and/or such New Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Existing Borrower and each New Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

6.4 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Existing Borrower and each New Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.

7. Effectiveness. This Amendment is contingent upon, and shall be deemed effective upon the satisfaction of each of the following conditions:

7.1 the Collateral Agent’s receipt of this Amendment duly executed by each of the Existing Borrower, each New Borrower, the Collateral Agent and each Lender;

7.2 the Collateral Agent’s receipt of amended and restated Secured Promissory Notes in the form attached hereto as Exhibit A duly executed by each Borrower;

7.3 the Collateral Agent’s receipt of second amended and restated Secured Promissory Notes in the form attached hereto as Exhibit B duly executed by each Borrower;

7.4 the Collateral Agent’s receipt of (i) a Perfection Certificate duly executed by each New Borrower and (ii) an updated Perfection Certificate duly executed by Existing Borrower;

7.5 the Collateral Agent’s receipt of a Corporate Borrowing Certificate duly executed by each of the Existing Borrower and each New Borrower;

7.6 copies of each New Borrower’s organizational documents and such other documents and certifications as the Collateral Agent may reasonably require to evidence that New Borrower is duly organized or formed, and that New Borrower is validly existing and in good standing in its jurisdiction of organization;

7.7 Collateral Agent’s receipt of all documents and instruments, including Uniform Commercial Code financing statements, required by law by the Collateral Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Collateral Agent;

7.8 Collateral Agent’s receipt of evidence that no Liens exist on the assets of any New Borrower upon the consummation other than Permitted Liens and such other Liens that each of the Collateral Agent and Lenders shall consent to in their sole discretion; and

7.9 Borrower’s payment of all Lenders’ Expenses incurred through the date hereof, which may be debited (or ACH’d) from the Designated Deposit Account in accordance with Section 2.3(d) of the Loan Agreement.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.

9. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder and Sixth Amendment to the Amended and Restated Loan Agreement to be executed as of the date first set forth above.

EXISTING BORROWER:

XERIS PHARMACEUTICALS, INC.

By /s/ Steven M. Pieper
Name: Steven M. Pieper
Title: Chief Financial Officer

NEW BORROWER:

XERIS BIOPHARMA HOLDINGS, INC.

By /s/ Steven M. Pieper
Name: Steven M. Pieper
Title: Chief Financial Officer

STRONGBRIDGE U.S. INC.

By /s/ Steven M. Pieper
Name: Steven M. Pieper
Title: Chief Financial Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

LENDER:

SILICON VALLEY BANK

By /s/ Annie Kadota
Name: Annie Kadota
Title: Vice President

[Signature Page to Joinder and Sixth Amendment to Amended

and Restated Loan and Security Agreement]

Annex I

Restructuring

[to be attached]

EXHIBIT A

EXHIBIT D

Form of Amended and Restated Secured Promissory Note

[see attached]

EXHIBIT B

EXHIBIT E

Form of Second Amended and Restated Secured Promissory Note

[see attached]